UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2007

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 4198 Newport Beach, California	92661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On June 25, 2007, Trestle Holdings, Inc., a Delaware corporation (“Company”), obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,500,000,000.  On August 17, 2007, the Company filed the amendment to the Company’s Third Amended and Restated Certificate of Incorporation.  Information relating to the amendment and its affect on the rights of the Company’s existing shareholders was included in the Company’s Definitive Information Statement on Schedule 14C, which was filed with the Securities and Exchange Commission on July 10, 2007, and mailed to shareholders on or around that date.  A copy of the amendment dated August 17, 2007 is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. – FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

3.1	Amendment to the Company’s Third Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: August 17, 2007	By:	/s/ Eric Stoppenhagen
Eric Stoppenhagen
Title: Interim President

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to the Company’s Third Amended and Restated Certificate of Incorporation